SEMRUSH B.V. Statement of Terms & Conditions of Employment 1 [semrush-active:Employment_Agreement_NL_indefinite_term_rev_07/22] Exhibit 10.1

To: Contract of Employment From: Semrush B.V. with a registered office at Prins Bernhardplein 200 1097JB Amsterdam duly represented in this matter by Stephen Howard Owens, Director (hereafter referred to as "the Company"). Vitalii Obishchenko (hereafter referred to as “you” and “the Employee”). 1. Introduction This contract sets out the principal terms and conditions applying to your employment with the Company as required by Section 7.655 of the Dutch Civil Code (BW). 2. Commencement of Employment 2.1 Your employment with the Company will be in force once you obtain the work and residence permit for the Netherlands. Your employment under this contract is for an indefinite period. 2.2 You as an employee declare that you are allowed to work in the Netherlands. This employment contract is concluded under the resolutive condition that the Employee is allowed to work in the Netherlands. The employment contract will terminate by operation of law as soon as it is established that the Employee is not or no longer allowed to work in the Netherlands. 3. Job Title 3.1 Your job title is Chief Operating Officer (COO) reporting to Oleg Shchegolev, CEO, in their capacity as your line manager and/or such person as may be authorised by the Company and notified to you. Your main duties are as set out in the separate job description, which forms an integral part of this contract. 3.2 In addition or as an alternative to your normal duties, you may from time to time be required to undertake on a temporary or permanent basis other duties within any department of the Company or for or on behalf of any Group Company. 3.3 You shall not during your employment, unless set forth as part of your job description, or permitted under an executed Power of Attorney, or otherwise expressly permitted by the Company: (a) represent yourself as having authority to negotiate or conclude or enter into any binding contract on behalf of the Company or any Group Company; (b) pledge credit or accept payments on behalf of the Company or any Group Company; (c) make or deliberately or maliciously cause or permit to be made any untrue, derogatory, disparaging or misleading statement in relation to the Company or any Group Company and its/their members, officers or employees. 4. Hours of Work 4.1. Your normal hours of work are 40 hours per week, Monday to Friday. Lunch breaks and other breaks provided to you will not constitute working time. 4.2. You understand and accept that the Company may request to perform the duties outside the normal working hours (40 hours per week) whenever the proper performance of duties requires so, as defined by the Company’s policies. The overtime work hours shall not exceed the number of hours as set down in the Dutch Act on Working hours. The overtime work will be compensated as your usual hourly rate (your monthly basic salary rate divided by the number of normal working hours per month). 2 [semrush-active:Employment_Agreement_NL_indefinite_term_rev_07/22]

5. Place of Work 5.1. Your place of employment will be your (future) home address in the Netherlands and at the Semrush BV office on a schedule agreed between you and your manager. The Company reserves the right to vary your place or work in accordance with business needs. You must communicate to the Company any change in your home address. 6. Remuneration 6.1 Your basic salary will be €353,800.00 gross per annum, paid in equal instalments on a monthly basis of €29,483.33 gross, subject to tax and other withholdings as required. Your salary will be paid monthly in arrears direct into your bank account on or before the last day of the month. The aforementioned salary includes your 8% vacation allowance. 6.2 At the discretion of the Company and subject to you meeting any conditions of eligibility, you may participate in such schemes or plans as the Company adopts from time to time and considers appropriate for employees of equivalent status to you subject to the rules of the relevant plans or schemes which may vary from time to time. The Company may in its discretion withdraw or amend any particular plan or scheme which has been introduced or substitute it with such other plans or schemes as it considers fit whether such substitute plans or schemes provide equivalent benefits or not. Your participation in these schemes is a benefit in respect of which you will be liable to pay income tax. Note that where insurance coverage is declined or premiums are considered to be excessive the Company will instead pay the employee a monthly allowance in lieu of coverage at a rate benchmarked against standard premiums. 7. Vacation Entitlement 7.1 The Company's vacation year runs from 1 January to 31 December. The Company reserves the right to alter this holiday period for business reasons. 7.2 In accordance with article 7:634 of the Dutch Civil Code you are entitled to 20 working days paid vacation per vacation year and 5 extra working days paid vacation per year, in addition to recognised public holidays, or a pro rata number of days if this contract of employment has not been in effect for a full calendar year. Vacation pay is based on your current basic rate of salary. This entitlement is based on a five-day working week. 7.3 The statutory holidays have a carry-over restriction of 6 months after the year in which they were accrued. The Employee and the Company strive to take the holiday days in the year in which they are accrued. 7.4 In case of termination of your employment contract, you will be entitled to payment in lieu of any accrued holidays that are not taken and not lapsed. The net equivalent will be paid to you within a month after the termination date. The Company may require you to take unused holidays during your notice period. If on the termination of your employment, you have taken holidays in excess of the holiday entitlement which has accrued to you at that time you will be required to repay to the Company holiday pay in respect of those holidays. These days can be deducted from the final settlement. 8. Absence due to sickness or injury 8.1 If you are unable to attend work due to sickness or injury you (or someone on your behalf) must notify the Company as early as possible but no later than 9.00 a.m. on the first day of absence. You must give the date on which you expect to return. You should keep your manager regularly informed of the likely date of your return to work. 8.2 In the event of incapacity for work the Employee shall cooperate with any request for medical examinations by the Arbodienst (“Dutch Health and Safety Service”) and shall furthermore comply with the rules of and instructions by the Arbodienst and/or the Company. 8.3 If the Employee is incapacitated for work for more than two subsequent months, the Company reserves the right to demand the return of the property of the Company, without being due any compensation, unless agreed otherwise in writing. 3 [semrush-active:Employment_Agreement_NL_indefinite_term_rev_07/22]

9. Sick Pay 9.1. Payments for absence from work will be in accordance with the statutory requirements detailed in section 7.629 of the Dutch Civil Code. Payments will begin after two days of absence due to sickness in accordance with the two day waiting period. 10. Termination of Employment 10.1 The employment contract may be terminated by either party (before the term) at the last day of a calendar month, by means of a written notice in accordance with due observance of the statutory notice period as stipulated in section 7:672 of the Dutch Civil Code. 10.2 Nothing in this clause shall prevent the Company from terminating your employment without notice in accordance with sections 7.678 and 7.679 of the Dutch Civil Code. Further, all (other) rules and regulations as stated in Title 10 of Book 7 of the Dutch Civil Code (BW) apply to termination of the employment, unless otherwise agreed upon in this contract of employment. 11. Employee’s obligations regarding the termination of the employment agreement 11.1. The Employee shall at the latest one week prior to the termination of this employment agreement, file a request for state unemployment benefits with the Uitvoeringsinstituut Werknemersverzekeringen (UWV), provided that the Employee has not entered into employment elsewhere subsequent to this employment with the Company and the termination thereof. 11.2. If the Employee becomes incapacitated to fulfil his/her duties within a period of 28 days after the termination of this employment agreement due to sickness, the Employee will notify the Company thereof as soon as possible. In that case, the Employee has to obey the statutory provisions concerning control and occupational rehabilitation and Company ’s sickness and reintegration policy. This obligation also applies in case the Employee leave the employment when he/she is incapacitated for work. 11.3. The Employee does not have the obligation as referred to in the previous paragraph if: - the employee has already been employed elsewhere; or - the employee is entitled to state unemployment benefits based on the Werkloosheidswet (Unemployment Insurance Act). 11.4. The obligations as referred to in the second paragraph of this article remain unchanged as long as the Employee is incapacitated to fulfil his/her duties, as a consequence whereof he/she receives state benefits pursuant to the Ziektewet (Sickness Benefits Act). As soon as the Employee is fully recovered, these obligations will end. When the Employee, after he/she is fully recovered, gets incapacitated again within a period of 28 days after the date of his/her full recovery, the obligations as referred in the second paragraph of this article apply again. 12. Activities outside working hours 12.1. You are required to devote your full time and attention while you are employed by the Company to the performance of your duties and to act in the best interests of the Company at all times. You must not, at any time during your employment, except with the Company’s prior written permission, undertake any outside work (whether in exchange for money or for free) or be in any way employed, engaged, concerned or interested in any business or activity which may in the Company’s opinion adversely affect the proper performance of your duties. 13. Confidentiality 13.1 You must not at any time during your employment (except so far as may be necessary for the proper performance of your duties) or after the termination of your employment use for any purpose other than the Company’s business or disclose to any person or body any Confidential Information obtained during your employment. For the purposes of this clause “Confidential Information” means any trade secrets or information of a confidential nature relating to the Company or 4 [semrush-active:Employment_Agreement_NL_indefinite_term_rev_07/22]

any Group Company, its or their customers, clients, suppliers, agents or distributors or its or their business finances, transactions, or affairs which belongs to and is of value to the Company or in respect of which the Company owes an obligation of confidence to any third party. Such information includes but is not limited to: ● lists and particulars of the clients and potential clients of the Company or any Group Company; and ● any commercial, marketing or financial information relating to or business plans of the Company or any Group Company. 13.2 You must return to the Company forthwith on termination of your employment or at any time during your employment upon request by the Company any Confidential Information which is in your possession or under your control in any format (whether prepared by you or any other person and whether stored electronically, on paper, on audio, or audio visual tape or otherwise). You must not retain any copy or extract of such information in any format. 14. Copyright & Design Rights 14.1. You will promptly disclose to the Company all works in which copyright or design rights may exist which you make or originate either by yourself or jointly with other people during your employment. 14.2. Any copyright work or design created by you in the normal course of your employment or in the course of carrying out duties specifically assigned to you and for the period of one year after the date on which this contract has expired, which relate to the affairs of the Company, shall be the property of the Company whether or not the work was made at the direction of the Company, or was intended for the Company and the copyright in it and the rights in any design shall belong absolutely to the Company throughout all jurisdictions and in all parts of the world, together with all rights of registration, extensions and renewal (where relevant). 14.3. To the extent that such copyright or design rights are not otherwise vested in the Company, you hereby assign the same to the Company, together with all past and future rights to action relating thereto. 14.4. You recognise and accept that the Company may edit, copy, add to, take from, adapt, alter and translate the product of your services in exercising the rights assigned under this clause. 14.5. To the full extent permitted by law, you irrevocably and unconditionally waive any provision of law known as “moral rights” in relation to the rights referred to above. 14.6. You agree that you will at the Company's request and expense, execute such further documents or deeds and do all things necessary or reasonably required to confirm and substantiate the rights of the Company under this clause and despite the termination of this Agreement for any reason. 14.7. You agree that you will not at any time make use of or exploit the Company's property, trademarks, service marks, documents or materials in which the Company owns the copyright or the design rights for any purpose which has not been authorised by the Company. 14.8. You agree that your salary includes remuneration for any intellectual property you develop or co-develop. 15. Inventions 15.1. It shall be part of your normal duties at all times to consider in what manner and by what new methods or devices, products, services, processes, equipment or systems of the Company and each Group Company might be improved, and promptly to give to the Company/your Line Manager full details of any invention, discovery, design, improvement or other matter or work whatsoever in relation thereto (“the Inventions”) which you may from time to time make or discover during your employment, and to further the interests of the Company in relation to the same. You hereby acknowledge and agree that the sole ownership of the Inventions and all proprietary rights therein discovered or made by you (whether alone or jointly with others) at any time during your employment and for the period of one year after the day on which this contract has expired shall belong free of charge and exclusively to the Company as it may direct. 15.2. All worldwide copyright and design rights in all the Inventions shall be and remain the property of the Company and the provisions of clause 19 below shall apply in relation to the same. 15.3. You agree that you will, at any time during your employment or thereafter, at the Company's expense, do all such acts and things and execute such documents (including without limitation making application for letters patent) as the Company 5 [semrush-active:Employment_Agreement_NL_indefinite_term_rev_07/22]

may reasonably request in order to vest effectually any Invention (whether owned by the Company in accordance with this clause or owned by you) and any protection as to ownership or use (in any part of the world) of the same, in the Company or any Group Company, or as the Company may direct, jointly if necessary with any joint inventor thereof, and you hereby irrevocably appoint the Company for these purposes to be your attorney in your name and on your behalf to execute and do such acts and things and execute any such documents as set out above. 15.4. You warrant that in the performance of the terms of this Agreement and your duties as an employee of the Company you will not breach any invention assignment, proprietary information, confidentiality or similar agreement with any former employer or other party. You warrant also that you will not bring with you to the Company or use in the performance of your duties for the Company any documents or materials or intangibles of a former employer or third party that are not generally available to the public or have not been legally transferred to the Company. You agree to indemnify the Company against all liabilities, costs, expenses, damages and losses and all interest, penalties and legal costs (calculated on a full indemnity basis) and all other reasonable professional costs and expenses suffered or incurred by the Company or Group Company arising out of or in connection with any claim made against the Company or Group Company for actual or alleged infringement of a third party's intellectual property rights or confidential information as a result of your breach of a prior agreement 16. Non-Competition, Non-Solicitation and Non-Recruitment 16.1. The Employee shall not, either during employment or during a period of 12 months after termination of the employment contract, within Europe, including the Netherlands, and the United States of America, directly or indirectly work for him/herself or for others, or be involved with, either directly or indirectly, financially or otherwise, or have an interest in activities which are within the field of work of the Company’s business and/or its affiliated enterprises, either paid or unpaid, unless the Company has given its prior written consent, to which consent the Company may attach conditions. If in doubt about the effect of this clause in a specific situation, the Employee is required to apply to the Company prior to any breach of the clause. The Company shall then give its judgement on the effect of this clause. 16.2. The Employee shall not, for a period of 12 months after termination of the employment contract, without the Company’s prior written consent, either directly or indirectly, work for or be involved with any customers and business relations of the Company within Europe, including the Netherlands, and the United States of America in any form whatsoever and whether on his/her own behalf or that of third parties. This obligation applies irrespective of whether or not the Employee initiated any such contact. The Employee shall not encourage customers and/or business relations to sever their relationship with the Company. 16.3. The Employee shall not without the Company’s prior written consent, both during the term of the employment contract and for a 12-month period following its termination, directly or indirectly, for him/herself or for others and in any way whatsoever, enticing away, hiring or causing to be hired or in any way whatsoever use the services of individuals, or attempt to do any of the foregoing with respect to individuals, who are employed by the Company or its affiliates at the termination date or were employed by the Company or its affiliates at any time during the preceding 24 months. 17. Company Policy & Procedure 17.1. The policies and procedures of the Company shall be the same as the parent corporation with the exception of the terms of this contract. The Employee has been provided with a copy of these policies and procedures. Local statutory regulations will override any conflicts between the parent corporation’s policies and procedures and local statutory regulations. 17.2. The company reserves the right to unilaterally amend these policies and procedures. 18. Data Protection 18.1. The Company has provided you with a Fair Processing Notice (FPN). The FPN is separate to this employment contract and complies with the EU General Data Protection Regulations. 6 [semrush-active:Employment_Agreement_NL_indefinite_term_rev_07/22]

19. Penalty clause 19.1. For every violation of article 11, 12, 13, 14, 15 and/or 16 of this Agreement, you shall pay to the Company (in deviation of Section 7.650 paragraph 3,4 and 5 of the Dutch Civil Code), without any demand or notice of default being required, an immediately payable penalty amounting to € 10.000 and € 1.000 for every day the violation or lasts, notwithstanding the Company’s right to enforce full payment from the Employee of all damage(s), directly or indirectly caused by the violation, instead of such a penalty and the right to demand compliance instead of this penalty or in addition to it. 20. Company’s property 20.1. For the performance of his/her duties the Employee will be given a laptop and other equipment on loan. 20.2 At the risk of forfeiting the loan of said items, the Employee will use the items as a good employee and will not use them in order to act contrary to the law. 20.3 If and as soon as the employment contract is terminated or the Employee is suspended or has been sent on garden leave – either with or without continued payment of wages – or if the Employee is absent for other reasons for more than one consecutive months, the Employee shall immediately return the items to the Company. Furthermore the Company is entitled to discontinue the loan of the items or change the terms thereof, if as a result of a change in the tax regimes unchanged continuation will be cost-increasing for the Company, without the Company being liable towards the Employee for payment of any damages or compensation otherwise. 20.4 All items of property the Company has made available to the Employee must be immediately and voluntary returned to the Company upon termination of the employment contract, or on such earlier date as the particular circumstances require, for example in the event the Employee is suspended or for any other reason resulting in the items of property no longer being used for business purposes, without the Company being liable towards the Employee for payment of any damages or compensation otherwise. 20.5 The Employee shall not be permitted to retain any property belonging to the Company to offset any alleged claim against the Company. The Employee waives any right of retention of property. 21. Expenses 21.1. The Company will reimburse you for all reasonable expenses which have been properly incurred by you in the performance of your duties in accordance with the Company’s travel and expense policy and approved in advance. You must provide appropriate receipts or other evidence of expenditure to support any claim for reimbursement of expenses. Such receipts and evidence must be submitted in a timely and regular manner, to be eligible for reimbursement, but no later than 3 months after the date that the expense has been incurred, after which the Company reserves the right not to reimburse the employee. 22. Interception of Communications 22.1. You acknowledge that access to the Company's computer and telephone systems is provided for business purposes. In order that the Company may protect its legitimate business interests, you agree that all of your internet use and e-mail and telephone communications on the Company's systems may be monitored and/or recorded by the Company and that any other correspondence addressed to you or sent by you at/from the Company's premises may be opened and/or read by the Company. You agree to abide, at all times, with any relevant policy or procedure issued by the Company (or any Group Company) from time to time. 23. Collective Agreements 23.1. There are no collective agreements which affect the terms and conditions of your employment. 24. Entire Agreement 24.1. This statement of terms and conditions constitutes the entire agreement between you and the Company and is in substitution for all previous terms and conditions of employment between the Company and yourself whether given verbally or in writing all of which are deemed to be terminated by mutual consent with immediate effect. 25. Variations 25.1. The Company, acting reasonably and fairly, will be entitled to amend any term of this employment contract unilaterally if the reasons for so doing outweigh any harm that might be done to the Employee’s interests by making the amendment. 7 [semrush-active:Employment_Agreement_NL_indefinite_term_rev_07/22]

25.2 The nullity of any clause of this employment contract does not result in the nullity of any of the other provisions of this employment contract. Employee and the Company undertake to consult each other immediately in relation to any provisions that are null and void. 26. Definition of Group 26.1. In this contract "Group" means the Company and any company which is a subsidiary or holding company of it from time to time, or which is from time to time a subsidiary of any such holding company. 27. Third Parties 27.1. Except with respect to any Group Companies (or future institutional investors) who shall be deemed third party beneficiaries, this Agreement constitutes an agreement solely between the Company and you, and, save where otherwise provided, nothing in this contract confers or purports to confer on a third party any benefit or any right to enforce a term of this contract. 28. Law 28.1. Your contract of employment with the Company (of which this statement forms part) shall be governed by and construed in all respects in accordance with the laws of the Netherlands. You and the Company each irrevocably submit to the non-exclusive jurisdiction of the Dutch Courts. Please indicate your acceptance of the terms and conditions of your employment as set out in this statement by signing the duplicate of this statement and returning it. 29. 30% Ruling 29.1. If (and insofar as) you are entitled to tax-free reimbursement for extraterritorial costs (30% ruling), your income in this employment contract will be reduced so that, in accordance with the 1965 Wage Tax Act, (article 10ea and further), 100/70 of the newly agreed income shall be equal to the originally agreed income. 29.2. In the event that and insofar as Section 29.1 applies (the 30% ruling), you will be reimbursed for extraterritorial costs by the Company equal to a maximum of 30/70 of the thus agreed new income under this employment contract. You and the Company acknowledge that application of the ruling to reimburse extraterritorial costs (30%-ruling), may not result in an annual taxable salary below the minimum norm as set out in article 10eb of the Wage Tax (Implementation) Decree 1965 and that the reimbursement of extraterritorial costs can also be lower than 30/70 of the agreed salary. You further acknowledge (and are aware of the fact) that, in accordance with prevailing Dutch tax laws, the adjustment of agreed allowances in accordance with Section 29.1 may affect all allowances and payments related to the salary, such as pensions and social security benefits. 29.3. If at any time it appears that you have received an annual taxable salary below the salary standard in accordance with Article 10eb of the Wage Tax Implementation Decree 1965, which standard is set per calendar year, the 30% ruling will lapse retroactively in the calendar year where the deficit was determined. 29.4. If the Company has wrongly calculated the net wage on the basis of the 30%-ruling, the Company is entitled to settle the difference of net income with any financial payments due to you. Should there be insufficient funds to settle the full amount, you shall reimburse the Company directly. 29.5. You are solely responsible for the completion, content and accuracy of the information provided in and with the application form ‘Verzoek loonheffingen 30% regeling’, and in that regard you cannot hold the Company liable and indemnify the Company against any claims. 8 [semrush-active:Employment_Agreement_NL_indefinite_term_rev_07/22]

29.6. This Clause 29 only applies as long as the 30%-ruling may be applied. If the 30%-ruling is no longer allowed or can no longer be applied (regardless of the reason) to you, the Company can immediately terminate this arrangement without the Company being liable towards you for payment of any damages or compensation otherwise. Yours sincerely, Stephen Howard Owens For and on behalf of SEMRUSH B.V. I accept the terms and conditions of my employment with the Company as set out in this statement. Signed: Vitalii Obishchenko Dated: (dd.mm.yyyy) 9 [semrush-active:Employment_Agreement_NL_indefinite_term_rev_07/22] 10.03.2023 /s/ Vitalii Obishchenko /s/ Stephen Howard Owens